UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Unum Group

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Proxy Solicitation Discussion Unum Group | May 2013

Unum’s Human Capital Committee and Board of Directors adhere to a philosophy and demonstrated practice of pay for performance and believe that the Company’s executive compensation programs are fully aligned with the interests of shareholders.
Executive pay is targeted at the median of the appropriate comparison groups that include companies Unum competes with in the marketplace.
In evaluating performance, the Committee considers total shareholder return over the short and long-term, operating performance and the overall strength and strategic position of the Company.  The Committee’s compensation decisions for 2012 reflect this.
While calendar year 2012 total shareholder returns lagged proxy peers and resulted in lower incentive awards for the CEO, the Company’s total shareholder return has significantly exceeded its peers and the overall market during his ten-year tenure as
CEO.  Further, total shareholder return in the first quarter of 2013, as well as for the trailing twelve months, also exceeded peers and the market.
The Company had strong performance relative to peers in 2012 in a number of important metrics including EPS growth, return on equity, and book value growth.
Executive Summary

In 2012, the Committee and management completed a review of our executive compensation program.  As part of the process, we evaluated the reports of proxy advisory firms as well as feedback from our shareholder outreach program to institutional investors conducted in the first half of 2012.
Based on the feedback received, the Committee has taken or authorized the following principle actions to be taken in 2013 to better align the interests of shareholders and executives:
established new performance goals for our long-term incentive plan to reduce overlap with the performance goals in our short-term incentive plan
introduced performance share units which are based on three-year prospective goals with a modifier tied to relative total shareholder return
enhanced our disclosure of short- and long-term performance metrics by including threshold, maximum and actual performance for each metric
Shareholder Outreach

Decisions the Committee made in 2013 for the CEO’s 2012 performance reflected both
Company performance and total shareholder return.
His short-term incentive award was down 25.5% year-over-year; payout was 68% of target
His long-term incentive award was down 22%; payout was 91% of target
Calendar year 2012 was a transition year for the changes in the long-term incentive plans.  While the CEO’s grant for 2012 performance (made in early 2013) reflects the new mix of performance shares and performance-based restricted stock units, the changes are not yet reflected in the Summary Compensation table.
By 2014, these changes will be fully incorporated in the Summary Compensation table which forms the basis for quantitative analysis by proxy advisory firms.
2012 Compensation Decisions

The two pay for performance elements the Committee decided in February 2013, based on 2012 performance, are the annual incentive award and the long term incentive award.
A comparison of proxy peers shows our CEO incentive compensation to be well aligned.
2012 Compensation Decisions
CEO INCENTIVE COMPENSATION COMPARISON
Annual Incentive Award Long Term Incentive Award
$5,463
$5,000
$1,489
$2,291
$’s in thousands $’s in thousands
* See Appendix for list of Unum’s Proxy Peers and details related to the calculation of peer median

Unum
Peer Median *
Unum
Peer Median *
Unum CEO at 21   percentile
Unum CEO at 53    percentile
st rd

We acknowledge that total shareholder return for calendar year 2012 lagged our Proxy peers and the Committee considered this in its decision making process and reflected it in the award made.
Unum’s cumulative total shareholder return over the last 10 years have exceeded those of our proxy peers and the broader market.
Total Shareholder Return
CONSISTENT VALUE CREATION
* Through 3/31/2013
* *
Cumulative Total Shareholder Returns
250.0%
200.0%
150.0%
100.0%
50.0%
0.0%
YTD2013
1-Year FY2012
3-Year 5-Year
10-Year
Proxy Peer Average S&P 500 UNM

Unum’s strong performance through a difficult economic period reflects the Company’s commitment to disciplined risk management and shareholder value creation.
Total Shareholder Return
CONSISTENT VALUE CREATION
140
120
100
80
60
40
20
-
2007
2008 2009 2010 2011 2012
2013*
Unum Group S&P 500 Proxy Peer Median

Indexed Total Shareholder Returns
* Through 3/31/2013

Operating Earnings Per Share
Company Performance
Years 2004-2007 do not reflect the impact of ASU 2010-26 and special items
*   EPS Compound Annual Growth Rate
‡ Operating earnings per share, which we define as operating earnings or loss per diluted common share, is a non-GAAP financial measure. Refer to the Appendix for a reconciliation of this measure to net income or loss per share, the most directly comparable GAAP measure.
9.6%
SOLID PROFITABILITY
$4.00

$3.00
$2.00
$1.00
$0.00
2004 2005
2006
2007 2008 2009 2010 2011 2012
1Q12
1Q13
$0.73
$0.80
‡

(Excluding AOCI)
Balance Sheet
BUILDING BOOK VALUE
11.9%
Book Value Per Share
‡
‡ Book value per share, excluding accumulated other comprehensive income (AOCI), is a non-GAAP financial measure. Refer to the Appendix for a reconciliation of this measure to net income or loss per share, the most directly comparable GAAP measure.
$30.24
$27.03
$23.20
$25.69
$26.33
$29.55
12/31/2009 12/31/2010
12/31/2011
12/31/2012
3/31/2012 3/31/2013

Capital Management
CONSISTENT RETURN OF CAPITAL TO SHAREHOLDERS
* Projection for 2013 – This forward-looking statement is not based on historical information and is subject to numerous assumptions, risks and uncertainties, many of which are beyond our control. For a discussion of factors that could cause actual results to differ from those contained in this forward-looking statement, see Part 1, Item 1A of our annual report on Form 10-K for the year ended December 31, 2012 and our subsequently filed Form 10-Q.
TOTAL
$2,676 million $578 million
Share Repurchases
2008
2009
$700 million
---
2010
2011
$356 million
$620 million
Dividend Increase
---
+10%
+12%
+14%
2012
$500 million +24%
2013
$500* million
TBD
Rating Agency
Actions
S&P Upgrade
Moody’s Upgrade
Fitch Upgrade
A.M. Best Upgrade
S&P Upgrade
Moody’s Upgrade

Both Glass Lewis and ISS have issued reports recommending a “FOR” vote on all items being voted on at the annual meeting with one exception – ISS has recommended an
“against” vote on Say-on-Pay.
Glass Lewis noted favorably the changes the Company made after soliciting shareholder input.  In its analysis, Glass Lewis acknowledged the Company outperformed its peers in several important operating metrics such as EPS growth and ROE.  It did note the underperformance in 2012 TSR.  It viewed CEO compensation to be in line with peers using a three year weighted average. Overall, it raised its pay for performance grade for the Company.
ISS acknowledged the changes the Company made but felt the Company was not sufficiently responsive to shareholder concerns.  The Company disagrees with this conclusion as our direct dialogue with shareholders indicated two primary concerns which the Company has addressed: a preference for three year goals in the long term incentive plan and a reduction in the overlap of goals in the short term and long term incentive plans. We have a distinctly different proxy peer group from that used by ISS – only 35%
overlap.  We believe that our proxy peer group is the most appropriate given who we compete with for talent and capital.
As we have done in the past, we will continue to reach out to shareholders as well as proxy advisory firms for feedback and input on our executive compensation programs.
Proxy Advisory Firms

The Board and the Human Capital Committee strongly believe that Unum’s compensation programs have been designed and implemented in the best interests of shareholders and tightly align pay to Company performance.  Therefore, the Board urges shareholders to vote “FOR” all the voting items, including Say-on-Pay.
Even if you have already voted, you can change your vote at any time before the
2013 Annual meeting as described in more detail in the 2013 Proxy Statement.
For assistance in changing your vote, contact Innisfree M&A Incorporated toll-free at 1-888-750-5834.
Voting Recommendations

Appendix

Proxy Peers include the following companies:
Peer Median Compensation based on most current compensation disclosed in 2013 proxy filing or subsequent Form 4/8-K filings, noting the following:
Aetna: Aggregate annual incentive includes value of both RSUs and cash awards.
Genworth:  Excluded for purposes of determining peer median for annual incentive because no bonus data available for new CEO effective January 2013.  For purposes of determining peer median LTI includes 3-year annualized value of 1,000,000 SARs and 100,000 RSUs granted upon hire.
Humana:  New CEO effective in January 2013; annual incentive based on performance in prior role.
Marsh & McLennan:  New CEO effective in January 2013; annual incentive based on performance in prior role.
Prudential:  Aggregate annual incentive includes value of both deferred Book Value Units and cash awards.
Proxy Peers
Aetna Lincoln
Aflac Marsh & McLennan
Aon Metlife
Assurant Principal Financial
Cigna Protective Life
CAN Financial Prudential Financial
Genworth Financial Stancorp Financial
Hartford Financial Services Torchmark
Humana

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Year Ended December 31*								
	2012	2011	2010	2009	2008	2007**	2006**	2005**	2004**
After-tax Operating Earnings	$ 3.15	$ 2.98	$ 2.73	$ 2.64	$ 2.54	$ 2.25	$ 1.85	$ 1.69	$ 1.78
Net Realized Investment Gain (Loss), Net of Tax	0.13	(0.01)	0.05	-	(0.89)	(0.12)	0.01	(0.02)	0.06
Non-operating Retirement-related Loss, Net of Tax	(0.11)	(0.07)	(0.06)	(0.09)	(0.03)	(0.04)	(0.05)	(0.05)	(0.04)
Deferred Acquisition Costs and Reserve Charges for Closed Block, Net of Tax	-	(2.04)	-	-	-	-	-	-	(2.37)
Regulatory Reassessment Charges, Net of Tax	-	-	-	-	-	(0.10)	(0.79)	(0.16)	(0.29)
Special Tax Items and Debt Extinguishment Costs	-	0.08	(0.03)	-	-	(0.10)	0.23	0.14	0.17
Other, Net of Tax	-	-	-	-	-	-	(0.04)	0.01	0.01
Income (Loss) from Continuing Operations	3.17	0.94	2.69	2.55	1.62	1.89	1.21	1.61	(0.68)
Income (Loss) from Discontinued Operations	-	-	-	-	-	0.02	0.02	0.03	(0.18)
Net Income (Loss)	$ 3.17	$ 0.94	$ 2.69	$ 2.55	$ 1.62	$ 1.91	$ 1.23	$ 1.64	$ (0.86)

* Assuming dilution

** Does not reflect the impact of ASU 2010-26.

	Three Months Ended March 31	
	2013	2012
	per share*	
After-tax Operating Earnings	$ 0.80	$ 0.73
Net Realized Investment Gain, Net of Tax	0.03	0.03
Non-operating Retirement-related Loss, Net of Tax	(0.04)	(0.03)
Net Income	$ 0.79	$ 0.73

* Assuming dilution

	March 31		December 31			
	2013	2012	2012	2011	2010	2009
	(per share)					
Total Stockholders' Equity (Book Value)	$ 32.06	$ 28.62	$ 31.87	$ 27.91	$ 26.80	$ 24.25
Net Unrealized Gain on Securities	2.97	2.05	3.23	2.11	1.31	1.16
Net Gain on Cash Flow Hedges	1.50	1.39	1.48	1.39	1.14	1.12
Subtotal	27.59	25.18	27.16	24.41	24.35	21.97
Foreign Currency Translation Adjustment	(0.53)	(0.32)	(0.26)	(0.41)	(0.34)	(0.23)
Subtotal	28.12	25.50	27.42	24.82	24.69	22.20
Unrecognized Pension and Postretirement Benefit Costs	(2.12)	(1.53)	(2.13)	(1.51)	(1.00)	(1.00)
Total Stockholders' Equity, Excluding Accumulated Other Comprehensive Income	$ 30.24	$ 27.03	$ 29.55	$ 26.33	$ 25.69	$ 23.20

unum GROUP

Reconciliation of Non-GAAP Financial Measures 15